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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             ---------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                                  May 16, 2002
                Date of Report (Date of earliest event reported)

                             ---------------------

                                   AMGEN INC.

             (Exact name of registrant as specified in its charter)

         Delaware                   000-12477                  95-3540776
(State or other Jurisdiction   (Commission File Number)      (IRS Employer
     of Incorporation)                                    Identification Number)

          Amgen Inc.                                           91320-1799
    One Amgen Center Drive                                     (Zip Code)
       Thousand Oaks, CA
(Address of principal executive
           offices)

                                  805-447-1000
              (Registrant's telephone number, including area code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

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Item 5.       Other Events.

         This Current Report on Form 8-K relates to the proposed acquisition of Immunex Corporation, a Washington corporation ("Immunex"), by Amgen Inc., a Delaware corporation ("Amgen"), pursuant to an Agreement and Plan of Merger dated as of December 16, 2001 (the "Merger Agreement") by and among Amgen, AMS Acquisition Inc., a Washington corporation and wholly-owned subsidiary of Amgen, and Immunex. If the acquisition is completed, each share of Immunex common stock, other than shares as to which dissenters' rights have been validly exercised, will be converted into 0.44 of a share of Amgen common stock and $4.50 in cash. In addition, at the closing of the acquisition, each outstanding option to purchase shares of Immunex common stock will be assumed by Amgen and converted into, or cancelled and exchanged for, an option to purchase Amgen common stock based on the terms of the merger agreement. Based on the number of shares of Amgen common stock and Immunex common stock outstanding on May 16, 2002, Immunex shareholders would own approximately 19% of the outstanding shares of Amgen common stock and receive approximately $2.49 billion in cash upon completion of the acquisition.

         The completion of the acquisition is subject to several conditions, including the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"). Immunex and Amgen have received a request for additional information from the Federal Trade Commission ("FTC") in connection with the acquisition. This "second request" extends the waiting period under the HSR Act during which the FTC is permitted to review the transaction.

         On May 16, 2002, Amgen and Immunex stockholders approved their respective acquisition related proposals.

         Attached to this Current Report as Exhibit 12.1 is Amgen's computation of pro forma ratio of earnings to fixed charges for the year ended December 31, 2001 and the three months ended March 31, 2002.

         Attached to this Current Report as Exhibit 99.1 is Amgen's unaudited pro forma condensed combining balance sheet as of March 31, 2002 and unaudited pro forma condensed combining statements of operations for the year ended December 31, 2001 and the three months ended March 31, 2002 and notes thereto.

         Attached to this Current Report as Exhibit 99.2 is Amgen's pro forma ratio of earnings to fixed charges for the year ended December 31, 2001 and the three months ended March 31, 2002.

         Attached to this Current Report as Exhibit 99.3 is (i) Immunex's audited consolidated balance sheets at December 31, 2001 and 2000 and audited consolidated statements of income, cash flows, and stockholders' equity for each of the three years in the period ended December 31, 2001 and notes thereto and report of Independent Auditors, and (ii) Immunex's unaudited consolidated condensed balance sheets at March 31 2002 and December 31, 2001 and unaudited consolidated condensed statements of income and cash flows for the three month period ended March 31, 2002 and 2001 and notes thereto.

         The assumptions, estimates and adjustments Amgen has made in preparing the pro forma financial statements attached as Exhibit 99.1 are preliminary and have been made solely for purposes of developing such pro forma information. All interim financial data used to develop the unaudited pro forma condensed combining balance sheet and statements of operations are unaudited, but in the opinion of Amgen management and Immunex management, respectively, reflect all adjustments necessary (consisting only of normal recurring accruals) for a fair presentation thereof. However, results for interim periods may not be indicative of results that may be achieved in a full fiscal year.

         In preparing its consolidated financial statements, Immunex has made certain estimates and assumptions that affect its reported amounts and disclosures. Amgen takes no responsibility for the assumptions, estimates and adjustments made by Immunex in preparing its financial statements attached as
Exhibit 99.3.

Item 7(c). Exhibits.

         See Exhibit Index.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      AMGEN INC.



Date:   May 22, 2002                  By: /s/ Steven M. Odre
                                         -------------------------------------
                                         Name:  Steven M. Odre
                                         Title: Senior Vice President, General
                                                Counsel and Secretary



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                                  EXHIBIT INDEX

Exhibit
Number                         Document Description
------                         --------------------
12.1 Computation of Amgen's pro forma ratio of earnings to fixed charges for the year ended December 31, 2001 and the three months ended March 31, 2002.
23.1     Consent of Ernst & Young LLP, Independent Auditors.
99.1 Amgen's unaudited pro forma condensed combining balance sheet as of March 31, 2002 and unaudited pro forma condensed combining statements of operations for the year ended December 31, 2001 and the three months ended March 31, 2002.
99.2 Amgen's pro forma ratio of earnings to fixed charges for the year ended December 31, 2001 and the three months ended March 31, 2002.
99.3 Immunex's audited consolidated balance sheets at December 31, 2001 and 2000 and audited consolidated statements of income, cash flows, and stockholders' equity for each of the three years in the period ended December 31, 2001 and notes thereto and report of Independent Auditors, and Immunex's unaudited consolidated condensed balance sheets at March 31, 2002 and December 31, 2001 and unaudited consolidated condensed statements of income and cash flows for the three month period ended March 31, 2002 and 2001 and notes thereto.

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